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                                                                           Ex 23





INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation and subsidiary companies ("Union Pacific") on Form S-3 of our report dated January 19, 1995, incorporated by reference in the Annual Report on Form 10-K of Union Pacific for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York



May 11, 1995